UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 8, 2018

WORKHORSE GROUP INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53704	26-1394771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Commerce Drive, Loveland, Ohio 45140

(Address of principal executive offices) (zip code)

513-297-3640

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

☐   Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

Workhorse Group Inc. (the "Company") held its Annual Meeting on November 8, 2018 in Loveland, Ohio. Of the 56,270,934 shares of Common Stock outstanding on September 21, 2018, the record date, 41,661,592 shares were represented at the Annual Meeting, in person or by proxy, constituting a quorum. The proposals considered at the Annual Meeting are described in detail in the Proxy Statement. The proposals described below were voted upon at the Annual Meeting and the number of votes cast with respect to each proposal was as set forth below:

(1) Elect six directors until his successor is duly elected and qualified, or until his earlier death, resignation or removal. The six directors receiving the highest vote were appointed to the board. The following Directors were elected to the board.

	For	Withheld
Raymond J. Chess	7,763,934	8,155,462
Harry DeMott	7,515,786	8,403,610
H. Benjamin Samuels	15,470,379	449,017
Gerald B. Budde	15,419,019	500,377
Stephen S. Burns	15,093,177	826,219
Michael Clark	15,405,224	514,172

(2) Ratify the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for the year ending December 31, 2018. This matter was determined based on majority of the shares cast.

For	Against	Abstain
39,140,596	1,504,030	1,016,966

(3) Approve the compensation of the Company's named executive officers on a non-binding, advisory basis. This matter was determined based on majority of the shares cast.

For	Against	Abstain
14,525,750	1,085,117	308,529

(4) Vote, on a non-binding, advisory basis, on the frequency with which stockholders would have an opportunity to hold an advisory vote on the Company’s executive compensation program with the option of selecting a frequency of one, two or three years, or abstaining.

One	Two	Three	Abstain
3,588,838	277,776	11,680,264	372,518

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORKHORSE GROUP INC.

Date: November 13, 2018	By:	/s/ Paul Gaitan
	Name: Title:	Paul Gaitan Chief Financial Officer

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